UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2003

GOLD BOND RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Washington

91-0757753

(State or other Jurisdiction

(IRS Employer Identification No.)

 of incorporation)

10701 Corporate Drive, Suite 150, Stafford, TX 77477

(Address of principal executive offices)

Registrant's telephone number, including area code 281-240-1787

Item 5.

Other Events.

Appointment of Mitsubishi International Corporation as an Exclusive Distributor

On  March 26, 2003, Mitsubishi International Corporation became an Exclusive Distributor of EnerTeck Chemical Corporation (“EnerTeck”) for its EnerBurn™ products.  EnerTeck is the wholly owned subsidiary of Gold Bond Resources, Inc.  (Electronic Bulletin Board: GOBM).  The Exclusive Distributorship relates to sales of EnerBurn in certain foreign markets.

Under the terms of this agreement with Mitsubishi, and subject to certain minimum annual sales volume levels, Mitsubishi has been afforded exclusivity for the sales of EnerBurn™ in Japan, South Korea, Taiwan, Singapore, Malaysia, Vietnam, Cambodia, Thailand, and Indonesia.

Regarding this arrangement with Mitsubishi, Ken O’Neill, Gold Bond Resources, Inc. and EnerTeck’s President, says that “we look forward to a mutually prosperous and successful relationship with Mitsubishi International Corporation, a member of the Mitsubishi Group.  Mitsubishi is one of the world’s most well known and recognizable corporate names having achieved success in a variety of fields including the automotive, energy, chemical, marine, and other business segments.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD BOND RESOURCES, INC.

Date: April 30, 2003

By: /s/ Dwaine Reese

Dwaine Reese

Chairman of the Board and Chief Operating Officer